UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

ZURN ELKAY WATER SOLUTIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

511 W. Freshwater Way Milwaukee, Wisconsin	53204
(Address of principal executive offices)	(Zip Code)

(855) 480-5050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	ZWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 17, 2024, Zurn Elkay Water Solutions Corporation (the “Company”) entered into a letter agreement with Todd A. Adams, its Chairman and Chief Executive Officer, providing for his continued employment with the Company (the “Letter Agreement”). The Letter Agreement replaces the Letter Agreement, dated December 13, 2018, between Mr. Adams and the Company (the “Former Letter Agreement”).

The Letter Agreement provides for a four-year term through May 17, 2028, after which it will automatically renew for successive one-year terms unless, at least 90 days prior to the expiration of the then-current term, either party provides notice of an intent to terminate the Letter Agreement upon its then-current expiration date. Mr. Adams’ base salary remains $1,005,000. The other terms of the Letter Agreement are substantially similar to those under the Former Letter Agreement.

The foregoing description of the Letter Agreement and related benefits does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	Letter Agreement, dated May 17, 2024, between Zurn Elkay Water Solutions Corporation and Todd A. Adams

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Zurn Elkay Water Solutions Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 17th day of May, 2024.

ZURN ELKAY WATER SOLUTIONS CORPORATION

By:	/s/ Jeffrey J. LaValle
Jeffrey J. LaValle
Vice President, General Counsel and Secretary